UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2009

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Georgia Gulf Corporation (the “Company”) announced that it has entered into an amendment to its senior secured credit agreement to allow the Company to continue to withhold the payment of interest on two issues of its public notes and to withhold the payment on the third issue of its public notes, all as more fully described in the press release attached hereto as Exhibit 99.1, which is hereby incorporated by reference herein.

Item 8.01                                             Other Events.

On June 15, 2009, the Company announced that it has entered into extended forbearance agreements with certain holders of its 7.125% Senior Notes due 2013, 9.5% Senior Notes due 2014, and 10.75% Senior Subordinated Notes due 2016 (collectively the “Notes”), and that it has extended the expiration date for its private exchange offers to exchange all of the outstanding Notes until 12:00 midnight, New York City time on July 1, 2009, all as more fully described in the press release attached hereto as Exhibit 99.2, which is hereby incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Number	Exhibit

99.1	Press Release dated June 15, 2009, regarding the amendment to the senior secured credit facility.

99.2	Press Release dated June 15, 2009, regarding the extended forbearance agreements and the extension of private exchange offers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

	By:	/s/ Joel I. Beerman
	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and Secretary
Date: June 15, 2009